                                                                       EXHIBIT 5

                                                                  March 24, 1995

General Motors Corporation
3044 West Grand Boulevard
Detroit, Michigan 48202

Ladies and Gentlemen:

  I refer to the proposed sale by Howard Hughes Medical Institute ("HHMI") of 15,000,000 shares of Class H Common Stock, $0.10 par value per share (the "Class H Common Stock"), of General Motors Corporation, a Delaware corporation ("General Motors"), as described in a Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  I, in my capacity as an attorney on the Legal Staff of General Motors, am familiar with the proceedings to date with respect to the proposed sale of the Class H Common Stock to be sold by HHMI pursuant to the Registration Statement and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

  I am of the opinion that:

  1. General Motors is a corporation validly existing under the laws of the State of Delaware.

  2. The issuance of the shares of Class H Common Stock to be sold by HHMI pursuant to the Registration Statement was duly authorized by all necessary corporate action of General Motors and such shares were legally issued and are fully paid and nonassessable.

  I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Class H Common Stock.

  I am admitted to practice in the State of Michigan, and express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Michigan, the General Corporation Law of the State of Delaware, and the federal laws of the United States.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Warren G. Andersen
                                          Warren G. Andersen